UNITED STATES SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): March 24, 2023
_______________________
Sysco Corporation
(Exact name of registrant as specified in its charter)
_________________________

Delaware	1-06544	74-1648137
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)
1390 Enclave Parkway, Houston, TX 77077-2099
(Address of principal executive offices) (zip code)
Registrant’s telephone number, including area code: (281) 584-1390
                N/A
(Former name or former address, if changed since last report)
_________________________
    Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐    Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐    Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐    Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐    Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common stock, $1.00 Par Value	SYY	New York Stock Exchange
1.25% Notes due June 2023	SYY23	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company    ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.

ITEM 5.02 DEPARTURE OF DIRECTORS OR CERTAIN OFFICERS; ELECTION OF DIRECTORS; APPOINTMENT OF CERTAIN OFFICERS; COMPENSATORY ARRANGEMENTS OF CERTAIN OFFICERS.

On March 24, 2023, the Board of Directors (the “Board”) of Sysco Corporation (“Sysco” or the “Company”) named Mr. Kenny Cheung as Sysco’s Executive Vice President and Chief Financial Officer, with an expected effective date of April 17, 2023 (the “Effective Date”). Mr. Cheung will succeed Mr. Neil A. Russell, who will be transitioning to serve as the Company’s Senior Vice President and Chief Administrative Officer as of the Effective Date.

Mr. Cheung most recently served as Executive Vice President, Chief Financial Officer at the Hertz Corporation (“Hertz”) since September 2020, overseeing Hertz’s global finance organization, including accounting, financial planning and analysis, tax, investor relations, internal audit, and treasury. His prior finance leadership roles with Hertz included Chief Financial Officer for Hertz North America from April 2020 to September 2020 and Senior Vice President of Global Financial Planning and Analysis from December 2018 to April 2020.

Prior to joining Hertz in December 2018, he spent over a decade at Nielsen Holdings, PLC, most recently as Global Chief Audit Executive, and, prior to that, as a regional Chief Operating Officer and regional Chief Financial Officer. He also held financial and operating roles at General Electric across supply chain, operations, and financial planning and analysis. Mr. Cheung holds a bachelor’s degree in Finance from the University of Maryland and an M.B.A. from Washington University in St. Louis.

Executive Vice President and Chief Financial Officer Compensation Arrangements

In connection with Mr. Cheung’s appointment as Executive Vice President and Chief Financial Officer, Mr. Cheung and the Company entered into a letter agreement (the “Cheung Agreement”), pursuant to which Mr. Cheung will receive an annual base salary of $765,000 and will be eligible to receive: (i) a target annual cash incentive opportunity for fiscal year 2023 equal to 100% of his annual base salary, pro-rated from the Effective Date through July 1, 2023, and (ii) an annual equity award for fiscal year 2024 under the Long Term Incentive ("LTI") program with a grant date fair value equal to 325% of his annual base salary.

In addition, under the Cheung Agreement, Mr. Cheung will receive (i) a one-time cash payment equal to $600,000 (the “Sign-On Bonus”) and (ii) a full annual equity award (the “FY23 LTI Award”) for the Company’s fiscal year 2023, rather than a pro-rated award, under the Company’s LTI program, with a grant date fair value equal to 325% of his annual base salary that consists 50% of performance share units, 30% of stock options and 20% of restricted stock units. The award of the Sign-On Bonus, together with the grant of the FY23 LTI Award without pro-ration, are primarily intended to compensate Mr. Cheung for the forfeiture of his outstanding equity awards issued by Hertz.

Senior Vice President and Chief Administrative Officer Compensation Arrangements

In connection with his appointment as Senior Vice President and Chief Administrative Officer, Mr. Russell’s (i) annual base salary will be increased to $525,000, (ii) target annual cash incentive opportunity will be equal to 100% of his annual base salary, and (iii) long-term incentive opportunity will be increased to an aggregate grant date fair value equal to 200% of his annual base salary. Mr. Russell will also receive a separate, one-time equity award consisting of restricted stock units (“RSUs”) valued at $500,000 and intended to enhance his retention. The RSU award will vest pro-rata over three years, subject to Mr. Russell’s continued employment with the Company through the applicable vesting dates.

In recognition of Mr. Russell’s tenure as Interim Chief Financial Officer, Mr. Russell will also be entitled to receive a one-time, cash incentive payment of $125,000.

ITEM 7.01 REGULATION FD DISCLOSURE

On March 28, 2023, the Company issued a press release announcing the appointments of Messrs. Cheung and Russell as described above.

A copy of the press release is attached hereto as Exhibit 99.1 and is incorporated into this Item 7.01 by reference. The information in this Item 7.01 is being furnished, not filed, pursuant to Item 7.01 of Form 8-K.

SECTION 9 – FINANCIAL STATEMENTS AND EXHIBITS

Item 9.01 Financial Statements and Exhibits.

    (a) Financial Statements of Businesses Acquired.
        Not applicable.

    (b) Pro Forma Financial Information.
        Not applicable.

    (c) Shell Company Transactions.
        Not applicable.

    (d) Exhibits.

Exhibit Number	Description

99.1	Press Release dated as of March 28, 2023

104	Cover Page Interactive Data File (embedded within the Inline XBRL document)

SIGNATURES

    Pursuant to the requirements of the Securities Exchange Act of 1934, Sysco Corporation has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Sysco Corporation

Date: March 28, 2023	By:	/s/ Gerald W. Clanton
Gerald W. Clanton
Vice President, Legal, Deputy General Counsel and Assistant Corporate Secretary